Exhibit 5.1

Los Angeles Office 10880 Wilshire Blvd., 19th Floor Los Angeles, CA 90024 P 310.299.5500 F 310.299.5600 www.mrllp.com

November 16, 2021

iPower Inc.

2399 Bateman Avenue

Duarte, CA 91010

Re:
Registration Statement on Form S-8
Registering Shares Underlying Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to iPower Inc., a Nevada corporation (the “Company”), in connection with the above referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission on the date hereof for purposes of registering up to 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), underlying equity grants made by the Company pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Plan”).

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (ii) the By-Laws of the Company, as amended to date (the “Bylaws”), (iii) the Plan, (iv) resolutions of the Company’s board of directors (the “Board of Directors”) authorizing the issuance and sale of the Shares pursuant to the terms of the Registration Statement, and (v) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

In our examination of the documents referred to herein, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and paid for in the manner described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

iPower Inc.

November 16, 2021

The opinion set forth above may be limited by (i) the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) requirements that a claim with respect to any Shares in denominations other than United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the laws of the State of New York, the Nevada Revised Statutes as concerns the laws governing corporation and the federal laws of the United States of America and we express no opinion with respect to the laws of any other state or jurisdiction. The opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

The foregoing opinions are dated as of the date hereof, and we express no opinion as to unforeseen facts or circumstances that are not include or incorporated in the assumptions set forth above.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the references to us in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Michelman & Robinson, LLP
MICHELMAN & ROBINSON, LLP